SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       April 23, 1997


                   Brauvin High Yield Fund L.P.
      (Exact name of registrant as specified in its charter)


       Delaware                  0-17557             36-3432071
(State of or other            (Commission           (IRS Employer
jurisdiction of               File Number)          Identification
incorporation)                                             Number)


150 South Wacker Drive, Suite 3200, Chicago, Illinois          60606
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code       (312) 443-0922



(Former name or former address, if changed since last report)


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Item 5.   Other Events.

     On April 23, 1997, Mr. David M. Strosberg notified the Managing General Partner of Brauvin High Yield Fund L.P. (the "Partnership") of his decision to resign and withdraw as a General Partner of the Partnership as of such date. The Managing General Partner does not believe that this resignation has had an adverse effect, and should not in the future have any adverse effect, on the operations of the Partnership.


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                               SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             BRAUVIN HIGH YIELD FUND L.P.
                             (Registrant)

                             By:  BRAUVIN REALTY ADVISORS, INC.,
                                  the corporate general partner of the
                                  Registrant


DATE:  April 30, 1997             By:  /s/ Jerome J. Brault

                                       Name: Jerome J. Brault
                                       Title:     President






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